Exhibit 99.1


                   DRI Corporation Announces Transit
    Communications Product Order Valued at More Than $1.0 Million


    DALLAS--(BUSINESS WIRE)--July 18, 2007--DRI Corporation (formerly known as Digital Recorders, Inc.) (DRI) (NASDAQ:TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that its Digital Recorders (DR) division, based in Durham, N.C., has received an order for Digital Recorders(R) transit communications products valued at more than $1.0 million from a leading Southeastern transit system operator.

    Among the DR products included in the order are the Digital Recorders(R) automatic vehicle locating system using cellular-based communications, the DR600(R) modular vehicle logic unit featuring global positioning satellite-triggered functions, and the OTvia(R) vehicle tracking system with Internet-based functionality.

    TwinVision(R) bus shelter signs, produced by the Company's
TwinVision na, Inc. (TVna) subsidiary in Durham, also were ordered by the customer.

    "This order underscores our belief that our engineered systems business is gaining strength. It also supports our assertion that our engineered systems and their related technologies and service are winning customers. From a cross-selling context, the order also shows the compatibility of DR's products with other transit communications products designed and manufactured by our TVna subsidiary," David L. Turney, the Company's Chairman, President, and Chief Executive Officer, said.

    Order delivery is expected to conclude in the last half of 2007.

    ABOUT THE DIGITAL RECORDERS DIVISION

    Established in 1983, the Company's Digital Recorders division develops and manufactures intelligent transportation products for the transit industry. Products include: computer-aided dispatch/automatic vehicle location systems; automatic vehicle monitoring systems; Talking Bus(R) automatic voice announcement systems; vandal-resistant, hands-free driver microphones; and more. For more information about the Company's Digital Recorders division, go to www.talkingbus.com.

    ABOUT THE TWINVISION NA, INC. SUBSIDIARY

    Established in 1996, TwinVision na, Inc. designs, manufactures, sells, and services TwinVision(R) electronic destination sign systems used on public transit vehicles. With leading edge technology, the subsidiary was the first established U.S. supplier to bring amber- and multi-colored, solid-state displays to the U.S. market, innovatively replacing the decades' old flip-dot, bulb, and ballast technology. For more information, go to www.twinvisionsigns.com.

    ABOUT THE COMPANY

    DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing and amount of new orders or their expected delivery and installation dates, as well as the potential benefit such orders may have on our ongoing operations; statements regarding our assessment of the emerging transit security market and our perception that there are opportunities for the Company should such markets emerge, together with any statement, express or implied, concerning future events or expectations, is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "belief," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including the risk that the assumptions behind the products' order, delivery and installation are incorrect, the risk that we have overestimated the emergence of the transit security market and/or the opportunities that may exist for the Company should such market emerge, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             DRI Corporation
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com